UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: June 15, 2004

(Date of earliest event reported)

CLUBCORP EMPLOYEE STOCK OWNERSHIP PLAN

(Full title of the plan)

CLUBCORP, INC.

(Exact name of issuer of the securities held pursuant to the plan)

Commission File Numbers 33-89818, 33-96568, 333-08041, 333-57107, 333-52612 and 333-110521

3030 LBJ Freeway, Suite 700

Dallas, Texas 75234

(Address of principal executive offices, including Zip Code)

(972) 243-6191

(Registrant’s telephone number, including area code)

Item 4.	Changes in Registrant’s Certifying Accountant

On June 15, 2004, ClubCorp, Inc. (the “Company”) dismissed KPMG LLP (“KPMG”) as its independent accountants for the ClubCorp Employee Stock Ownership Plan. The Company’s Audit Committee and Board of Directors participated in and approved the decision to change independent accountants. The Company’s Board of Directors, upon recommendation of the Audit Committee, has appointed Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 2003 for the ClubCorp Employee Stock Ownership Plan.

KPMG’s audit reports for the two fiscal years ended December 31, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

There were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with the audits of the fiscal years ended December 31, 2001 and 2002, and the subsequent interim period through June 15, 2004.

During the Plan’s two most recent fiscal years that ended December 31, 2001 and 2002, and the subsequent interim period through June 15, 2004 there were no reportable events as defined in item 304(a)(i)(v) of Regulation S-K.

A letter from KPMG is attached as Exhibit 16 to this form 8-K.

Item 7.	Financial Statements and Exhibits

Exhibit Number	Description

16	Letter from KPMG LLP Regarding Change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLUBCORP EMPLOYEE STOCK

OWNERSHIP PLAN

By:	/s/Jeffrey P. Mayer
Jeffrey P. Mayer
Chief Financial Officer
ClubCorp, Inc.

Date:	June 22, 2004